As filed with the Securities and Exchange Commission on December 27, 2018.
Registration No. 333-228734

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ACM RESEARCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3290283
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

42307 Osgood Road, Suite I, Fremont, California 94539
(510) 445-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David H. Wang
Chief Executive Officer and President
ACM Research, Inc.
42307 Osgood Road, Suite I, Fremont, California 94539
(510) 445-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark L. Johnson Bella Zaslavsky K&L Gates LLP One Lincoln Street, Boston, Massachusetts 02111 (617) 261-3100
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

This Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-228734) of ACM Research, Inc. is being filed solely for the purpose of filing Exhibit 5.01. Accordingly, this Amendment No. 1 consists of only the facing page, this explanatory note and Part II of the Registration Statement. The prospectus constituting Part I of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following (other than the fees of the Securities and Exchange Commission, or SEC, and the Financial Industry Regulatory Authority, or FINRA) are estimates of the expenses that the registrant may incur in connection with the offering and sale of the securities being registered hereby. All such expenses are to be paid by the registrant.

SEC registration fee	$12,120
FINRA filing fee	15,500
Accounting fees and expenses	*
Exchange listing fee	*
Legal fees and expenses	*
Printing expenses	*
Transfer agent fees and expenses	*
Trustee fees and expenses	*
Warrant agent fees and expenses	*
Miscellaneous	*
Total	*
___________
*
Because these amounts are based on the securities offered and the number of issuances, they cannot be estimated at this time and will be reflected in the applicable prospectus supplements.

Item 15. Indemnification of Directors and Officers

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that the person was a director, officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which the person is adjudged to be liable to the corporation.

The registrant’s charter contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the registrant’s directors for monetary damages for breach of their fiduciary duties as directors. The registrant’s bylaws provide that the registrant must indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

The registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided by its bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the registrant against any loss arising from any claim asserted against the person and incurred by the person in any such capacity, subject to certain exclusions.

In any underwriting agreement the registrant enters into in connection with the offering of securities being registered hereby, the underwriters may agree to indemnify, under certain conditions, the registrant’s directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

Item 16. Exhibits

Exhibit No.	Description
1.01*	Form of Underwriting Agreement
3.01	Restated Certificate of Incorporation of ACM Research, Inc., as amended
3.02	Restated Bylaws of ACM Research, Inc.
4.01	Restated Certificate of Incorporation of ACM Research, Inc., as amended
4.02	Restated Bylaws of ACM Research, Inc.
4.03	Second Amended and Restated Registration Rights Agreement between ACM Research, Inc. and certain of its stockholders
4.04	Form of Class A Common Stock Certificate
4.05*	Form of Preferred Stock Certificate
4.06*	Form of Senior Indenture
4.07*	Form of Subordinated Indenture
4.08*	Form of Senior Note
4.09*	Form of Subordinated Note
4.10*	Form of Warrant
4.11*	Form of Warrant Agreement
4.12*	Form of Unit Agreement
5.01	Opinion of K&L Gates LLP
23.01	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP
23.02	Consent of K&L Gates LLP (included in Exhibit 5.01)
24.01	Powers of Attorney (included on the signature page of the Registration Statement as originally filed)
25.01*	Statement of Eligibility on Form T‑1 under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture
25.02*	Statement of Eligibility on Form T‑1 under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*
To be filed by amendment or incorporated by reference in connection with an offering of securities.

Item 17. Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

(B)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant. and

(iv)
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 26, 2018.

ACM RESEARCH, INC.

By:	/s/ David H. Wang
David H. Wang
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed by the following persons on behalf of the registrant in the capacities indicated on December 26, 2018.

Signature	Title

/s/ David H. Wang	Chief Executive Officer, President
David H. Wang	and Chair of the Board (Principal Executive Officer)

*	Interim Chief Financial Officer,
Lisa Feng	Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)

*	Director
Haiping Dun

*	Director
Chenming Hu

*	Director
Tracy Liu

*	Director
Yinan Xiang

Director
Zhengfan Yang

* By:	/s/ David H. Wang
David H. Wang, Attorney-in-fact